Exhibit 99.1

VERSES Closes CAD$2.65 Million Convertible Debenture Unit Financing

VANCOUVER, British Columbia – December 19, 2025 – VERSES AI Inc. (CBOE: VERS) (OTCQB: VRSSF) (“VERSES” or the “Company”), a cognitive computing company pioneering next-generation agentic software systems, is pleased to announce that it has closed a non-brokered private placement offering (the “Offering”) of secured convertible debenture units (the “Units”) for gross proceeds of CAD$2.65M of which C$2.4M was in cash.

Each Unit consists of CAD$1,000 principal amount of secured convertible debentures (the “Convertible Debentures”) and 164 detachable share purchase warrants (the “Warrants”). The Convertible Debentures are convertible into Class A Subordinate Voting Shares of the Company (the “Shares”), at the election of the holder, at a conversion price of CAD$3.04 per Share (the “Conversion Price”), subject to customary anti-dilution adjustments. The Warrants are exercisable at a price of CAD$7.00 per Share until December 18, 2028.

The Convertible Debentures mature on December 18, 2027 (the “Maturity Date”) and bear interest at a rate of 15% per annum, payable in arrears on the earlier of conversion, prepayment, or the Maturity Date, in either cash or, at the option of the holder, by the issuance of Shares at the Conversion Price, subject to approval of Cboe Canada Inc. (the “Exchange”).

The Convertible Debentures are secured by a first-ranking security interest over all present and after-acquired property and assets of the Company. The Company intends to use the net proceeds from the Offering for general working capital purposes.

The securities issued under the Offering are subject to a statutory hold period of four months plus a day from the date of issuance in accordance with applicable securities legislation in Canada. The Offering is subject to final approval by the Exchange.

The securities offered under the Offering will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and none of the Units, Convertible Debentures, Warrants, or Shares issuable upon exercise or conversion of the Warrants or Convertible Debentures may be offered or sold in the United States absent registration under the U.S. Securities Act and all applicable state securities laws or an applicable exemption from such registration requirements.

This news release shall not constitute an offer to sell, or a solicitation of an offer to buy, the Units in the United States, and shall not constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the U.S. Securities Act.

About VERSES

VERSES® is a cognitive computing company building next-generation agentic software systems modeled after the wisdom and genius of Nature. Designed around first principles found in science, physics and biology, our flagship product, Genius,™ is an agentic enterprise intelligence platform designed to generate reliable domain-specific predictions and decisions under uncertainty. Imagine a Smarter World that elevates human potential through technology inspired by Nature.

For more information, visit VERSES.ai, and follow VERSES on LinkedIn and X.

On behalf of the Company

Gabriel René, Founder & CEO, VERSES AI Inc.

Press Inquiries: press@verses.ai

Investor Relations Inquiries:
James Christodoulou, Chief Financial Officer
ir@verses.ai, +1(212)970-8889

Forward-Looking Statements

This news release contains “forward-looking information” and “forward-looking statements” (collectively, the “Statements”) within the meaning of applicable securities laws, including, without limitation, statements regarding the anticipated use of proceeds from the Offering. Although VERSES believes that the expectations expressed in these Statements are based on reasonable assumptions, actual results may differ materially.

Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information, including the assumption regarding the Company’s ability to effectively deploy the proceeds of the Offering as intended; the continued development, commercialisation, and acceptance of the Company’s products and technologies; the maintenance of favourable market conditions; the Company’s ability to attract and retain key personnel; the absence of material adverse changes in the Company’s operations or business environment; the Company’s ability to protect its intellectual property; and the Company’s ability to comply with applicable laws and regulations. Those assumptions and factors are based on information currently available to the Company. Although such statements are based on reasonable assumptions of the Company’s management, there can be no assurance that any conclusions or forecasts will prove to be accurate.

By their nature, the Statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such Statements. Factors that may cause such differences include, but are not limited to, risks related to the Company’s ability to use the proceeds from the Offering as intended; risks associated with the development and commercialisation of new technologies; competition in the industry; changes in market conditions or investor sentiment; fluctuations in the Company’s share price; the impact of global economic conditions; risks related to the Company’s intellectual property; risks related to the Company’s reliance on key personnel; risks related to cybersecurity and data protection; changes in laws, regulations, or policies applicable to the Company; and other risks detailed from time to time in the Company’s public filings and disclosures available on SEDAR+ and EDGAR. The Statements speak only as of the date of this release, and VERSES undertakes no obligation to update them except as required by applicable law.

Neither the Exchange nor any other securities regulator accepts responsibility for the adequacy or accuracy of this release.

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